Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On February 1, 2016, the Medicines Company (the “Company”) completed the previously announced sale of its hemostasis business, consisting of the Company’s PreveLeak™, Raplixa™ and Recothrom® products (the “Hemostasis Business”), to wholly owned subsidiaries of Mallinckrodt plc (collectively, “Mallinckrodt”) pursuant to the Purchase and Sale Agreement dated December 18, 2015 (the “Purchase and Sale Agreement”) between the Company and Mallinckrodt.  At the completion of the sale, the Company received $174.1 million in cash from Mallinckrodt, and may receive up to an additional $235.0 million in the aggregate following the achievement of certain specified calendar year net sales milestones with respect to net sales of PreveLeak™ and Raplixa™.

The unaudited pro forma consolidated balance sheet as of September 30, 2015 has been prepared to give effect to the sale of the Hemostasis Business as if it occurred on September 30, 2015. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2015 and the years ended December 31, 2014, 2013 and 2012 have been prepared to give effect to the sale of the Hemostasis Business as if it occurred on January 1, 2012. The Hemostasis Business began with our license of Recothrom in the first quarter of 2013, therefore there are no pro forma adjustments for the year ended December 31, 2012.

The unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015 and from the audited consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on March 2, 2015. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information included herein is for informational purposes only and is not necessarily indicative of what our financial performance and financial position would have been had the transaction been completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period. Actual results may differ significantly from those reflected herein the unaudited pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results.

THE MEDICINES COMPANY

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(in thousands)

	The Medicines Company Historical	Sale of Hemostasis Business		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$508,808	$174,068	(a)	$682,876
Accounts receivable, net	39,715	—		39,715
Inventory, net	114,265	(57,956	) (a)	56,309
Prepaid expenses and other current assets	24,501	(1,235	) (a)	23,266
Total current assets	687,289	114,877		802,166
Fixed assets, net	37,946	(2,134	) (a)	35,812
Intangible assets, net	1,020,433	(377,946	) (a)	642,487
Goodwill	313,165	(24,247	) (a)	288,918
Contingent asset from sale of Hemostasis business	—	78,000	(a) (b)	78,000
Restricted cash	1,442	—		1,442
Other assets	12,816	—		12,816
Total assets	$2,073,091	$(211,450)		$1,861,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,649	$—		$17,649
Accrued expenses	152,301	7,202	(a)	159,503
Current portion of contingent purchase price	68,400	—		68,400
Convertible senior notes	255,047	—		255,047
Deferred revenue	36,651	—		36,651
Total current liabilities	530,048	7,202		537,250
Contingent purchase price	135,907	(28,100	) (a)	107,807
Deferred tax liabilities	138,807	(47,433	) (a)	91,374
Convertible senior notes	318,464	—		318,464
Other liabilities	7,600	—		7,600
Total liabilities	1,130,826	(68,331)		1,062,495
Equity component of currently redeemable convertible senior notes	19,953	—		19,953
Stockholders’ equity:
Preferred stock, $1.00 par value per share, 5,000,000 shares authorized; no shares issued and outstanding	—	—		—
Common stock, $0.001 par value per share, 187,500,000 shares authorized; 71,565,394 issued and 69,372,412 outstanding at September 30, 2015	72	—		72
Additional paid-in capital	1,193,113	—		1,193,113
Treasury stock, at cost; 2,192,982 shares at September 30, 2015	(50,000)	—		(50,000)
Accumulated deficit	(223,801)	(132,349	) (a)	(356,150)
Accumulated other comprehensive income (loss)	3,387	(10,770	) (a) (c)	(7,383)
Total The Medicines Company stockholders’ equity	922,771	(143,119)		779,652
Non-controlling interest in joint venture	(459)	—		(459)
Total stockholders’ equity	922,312	(143,119)		779,193
Total liabilities and stockholders’ equity	$2,073,091	$(211,450)		$1,861,641

See accompanying notes to unaudited pro forma financial information.

THE MEDICINES COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in thousands, except per share amounts)

	The Medicines Company Historical	Sale of Hemostasis Business		Pro Forma
Net product revenues	$265,163	$(47,826	) (d)	$217,337
Royalty revenues	24,503	—	(d)	24,503
Total net revenues	289,666	(47,826)		241,840
Operating expenses:
Cost of product revenue	157,706	(63,216	) (d)	94,490
Research and development	90,290	(6,871	) (d)	83,419
Selling, general and administrative	259,257	1,553	(d)	260,810
Total operating expenses	507,253	(68,534)		438,719
Loss from operations	(217,587)	20,708		(196,879)
Co-promotion and license income	10,011	—		10,011
Gain on remeasurement of equity investment	22,741	—		22,741
Gain on sale of investment	19,773	—		19,773
Loss in equity investment	(144)	—		(144)
Legal settlement	5,000	—		5,000
Interest expense	(27,502)	—		(27,502)
Other income (expense)	66	538	(d)	604
Loss before income taxes	(187,642)	21,246		(166,396)
Benefit for income taxes	40,968	(7,649	) (d)	33,319
Net loss	(146,674)	13,597		(133,077)
Net income attributable to non-controlling interest	(16)	—		(16)
Net loss attributable to The Medicines Company	$(146,690)	$13,597		$(133,093)

Earnings per common share attributable to The Medicines Company:
Basic	$(2.22)			$(2.02)
Diluted	$(2.22)			$(2.02)

Weighted average number of common shares outstanding:
Basic	66,079			66,079
Diluted	66,079			66,079

See accompanying notes to unaudited pro forma financial information.

THE MEDICINES COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share amounts)

	The Medicines Company Historical	Sale of Hemostasis Business		Pro Forma
Net product revenues	$724,408	$(64,718	) (d)	$659,690
Operating expenses:
Cost of revenue	287,630	(54,300	) (d)	233,330
Research and development	159,181	(19,669	) (d)	139,512
Selling, general and administrative	342,164	(27,210	) (d)	314,954
Total operating expenses	788,975	(101,179)		687,796
Loss from operations	(64,567)	36,461		(28,106)
Settlement	25,736	—		25,736
Co-promotion and profit share income	24,236	—		24,236
Loss in equity investment	(1,711)	—		(1,711)
Interest expense	(15,701)	—		(15,701)
Investment impairment	(7,500)	—		(7,500)
Other income (expense)	322	596	(d)	918
Loss before income taxes	(39,185)	37,057		(2,128)
Benefit (provision) for income taxes	6,837	(13,341	) (d)	(6,504)
Net loss	(32,348)	23,716		(8,632)
Net loss attributable to non-controlling interest	138	—		138
Net loss attributable to The Medicines Company	$(32,210)	$23,716		$(8,494)

Loss per common share attributable to The Medicines Company:
Basic	$(0.50)			$(0.13)
Diluted	$(0.50)			$(0.13)

Weighted average number of common shares outstanding:
Basic	64,473			64,473
Diluted	64,473			64,473

See accompanying notes to unaudited pro forma financial information.

THE MEDICINES COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

	The Medicines Company Historical	Sale of Hemostasis Business		Pro Forma
Net product revenues	$687,864	$(63,256	) (d)	$624,608
Operating expenses:
Cost of revenue	262,785	(46,149	) (d)	216,636
Research and development	146,930	(8,670	) (d)	138,260
Selling, general and administrative	264,958	(17,135	) (d)	247,823
Total operating expenses	674,673	(71,954)		602,719
Income (loss) from operations	13,191	8,698		21,889
Co-promotion and profit share income	17,383	—		17,383
Interest expense	(15,531)	—		(15,531)
Other income	1,577	(157	) (d)	1,420
Income (loss) before income taxes	16,620	8,541		25,161
Provision (benefit) for income taxes	(1,360)	(3,075	) (d)	(4,435)
Net income (loss)	15,260	5,466		20,726
Net loss attributable to non-controlling interest	252	—		252
Net income (loss) attributable to The Medicines Company	$15,512	$5,466		$20,978

Earnings per common share attributable to The Medicines Company:
Basic	$0.27			$0.36
Diluted	$0.25			$0.33

Weighted average number of common shares outstanding:
Basic	58,096			58,096
Diluted	62,652			62,652

See accompanying notes to unaudited pro forma financial information.

THE MEDICINES COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands, except per share amounts)

	The Medicines Company Historical	Sale of Hemostasis Business	Pro Forma
Net product revenues	$558,588	$—	$558,588
Operating expenses:
Cost of revenue	177,339	—	177,339
Research and development	126,423	—	126,423
Selling, general and administrative	171,753	—	171,753
Total operating expenses	475,515	—	475,515
Income from operations	83,073	—	83,073
Co-promotion and profit share income	10,000	—	10,000
Interest expense	(8,005)	—	(8,005)
Other income	1,140	—	1,140
Income before income taxes	86,208	—	86,208
Provision for income taxes	(35,038)	—	(35,038)
Net income	51,170	—	51,170
Net loss attributable to non-controlling interest	84	—	84
Net income attributable to The Medicines Company	$51,254	$—	$51,254

Earnings per common share attributable to The Medicines Company:
Basic	$0.96		$0.96
Diluted	$0.93		$0.93

Weighted average number of common shares outstanding:
Basic	53,545		53,545
Diluted	55,346		55,346

See accompanying notes to unaudited pro forma financial information.

THE MEDICINES COMPANY

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Sale of Hemostasis Business

On February 1, 2016, the Company completed the previously announced sale of the Hemostasis Business to Mallinckrodt pursuant to the Purchase and Sale Agreement.  At the completion of the sale, the Company received $174.1 million in cash from Mallinckrodt, and may receive up to an additional $235 million in the aggregate following the achievement of certain specified calendar year net sales milestones with respect to net sales of PreveLeak™ and Raplixa™.  The Purchase and Sale Agreement contains customary representations, warranties, covenants and indemnities for a transaction of this nature.

Pro Forma Adjustments

(a)                     Represents adjustments to reflect the disposition of the assets and liabilities associated with the Hemostasis Business associated with the transaction described above for an estimated $174.1 million (including inventory) in cash and contingent consideration of up to $235 million with an estimated fair value of $78 million. The net assets to be disposed of primarily include developed product rights with a net book value of $377.9 million, inventory of $58.0 million, and goodwill of $24.2 million. The net liabilities to be disposed of primarily consist of deferred tax liabilities of $47.4 million and contingent purchase price liabilities of $28.1 million. The net increase in accumulated deficit of $132.3 represents the estimated after-tax loss on disposal of the Hemostasis Business.

(b)                     Represents contingent consideration measured at fair value due to the Company from Mallinckrodt upon achievement of certain sales milestones included in the Purchase and Sale Agreement.

(c)                      Represents currency translation adjustment determined using a foreign exchange rate as of September 30, 2015.  Foreign exchange rates are subject to change upon closing of the Purchase and Sale Agreement.

(d)                     Represents adjustments to eliminate the direct operating results of the Hemostasis Business as if the disposition occurred on January 1, 2012. Adjustments to cost of product revenue, research and development, and selling, general and administrative expenses include amounts that are directly related to the Hemostasis Business and that will be eliminated post-closing of the transaction.  Adjustments to the income tax benefit (provision) were based on statutory rates in effect during the periods.